Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Assignment and Assumption”) is made as of September 24, 2018 (the “Effective Date”), by and among LBE Partners, LLC, a Delaware limited liability company (the “Company”), ICO Liquidating Trust, LLC (“the “Assignor”), and Petro River Oil Corp, a Delaware corporation (the “Assignee”).

WHEREAS, the Assignor is a member of the Company and owns 66.67% of the membership interests of the Company (collectively, “Membership Interests”);

WHEREAS, the Assignors desires to transfer to the Assignee all of its Membership Interest of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. Assignment. Each Assignor hereby irrevocably and unconditionally assigns, transfers, and delivers to the Assignee the Membership Interests.

2. Assumption. The Assignee hereby accepts such transfer and assignment of the Membership Interests, and the rights and obligations pertaining thereto.

3. Binding Effect. This Assignment and Assumption will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Except for the parties to this Assignment and Assumption and their respective successors and assigns, no person or entity is or will be entitled to bring any action to enforce any provision of this Assignment and Assumption against any of the parties.

4. Governing Law. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

5. Amendment. This Assignment and Assumption may be amended only by written instrument duly signed by each of the parties to this Assignment and Assumption.

6. Further Assurances. Each party to this Assignment and Assumption hereby agrees, without further consideration, to execute and deliver, or cause to be executed and delivered, such additional documents, instruments, conveyances and assurances and take such further action as may be reasonably necessary or conducive to the full performance of the terms and provisions of this Assignment and Assumption.

7. Counterparts. This Assignment and Assumption may be executed in one or more counterparts and by facsimile signature, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this Assignment and Assumption as of October 2, 2018.

COMPANY: LBE PARTNERS, LLC By: /s/ Scot Cohen Name: Scot Cohen Title: Manager ASSIGNOR: ICO LIQUIDATING TRUST, LLC By: /s/ Scot Cohen Name: Scot Cohen Title: Manager
ASSIGNEE:

PETRO RIVER OIL CORP.
By: /s/ Stephen Brunner
Name: Stephen Brunner
Title: President